PAW PRINT MAILING LIST SERVICES, INC.


                   FINANCIAL STATEMENTS AND
                  INDEPENDENT AUDITOR'S REPORT


                  YEAR ENDED DECEMBER 31, 1995




             PAW PRINT MAILING LIST SERVICES, INC.

                  Year Ended December 31, 1995






                        C O N T E N T S




                                        Reference      Page



Independent Auditor's Report                                  1


Balance Sheet                                Exhibit A        2


Statement of Income
 and Retained Earnings                       Exhibit B        3


Statement of Cash Flows                      Exhibit C        4


Notes to Financial Statements                                 5-8



                  INDEPENDENT AUDITOR'S REPORT




Board of Directors
Paw Print Mailing List Services, Inc.
Elk Grove Village, Illinois




We have audited the accompanying balance sheet of PAW PRINT MAILING LIST SERVICES, INC. as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position for PAW PRINT MAILING LIST SERVICES, INC. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




/s/ Blackman Kallick Bartelstein, LLP

February 21, 1996

                                                      Exhibit A
PAW PRINT MAILING LIST SERVICES, INC.

                         Balance Sheet

                       December 31, 1995


ASSETS
Current Assets
     Cash and cash equivalents (Note 3)                     $1,326,082
     Receivables
       Customers (Net of allowance for doubtful
       accounts of $5,000) (Note 9)                          1,118,525
       Other                                                     5,265
     Prepaid expenses and deposits                             174,238

          Total Current Assets                               2,624,110

Property and Equipment, at Cost (Net of
  accumulated depreciation and
  amortization) (Note 4)                                       391,576


                                                            $3,015,686

              LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
     Accounts payable                                       $   44,561
     Customer deposits and postage advances                    230,083
     Accrued expenses
       Salaries, wages and other compensation                   90,301
       Other expenses and taxes                                 20,824

          Total Current Liabilities                            385,769


Stockholders' Equity
     Common stock
       Class B (Voting) - No par value; authorized-
       1,000 shares; issued - 150 shares                         1,000
       Class C (Nonvoting) - No par value; authorized-
       1,000 shares; issued - no shares                             -
     Retained earnings (Exhibit B)                           2,628,917

          Total Stockholders' Equity                         2,629,917

                                                       $3,015,686

The accompanying notes are an integral part of the financial statements.

                         Exhibit B

             PAW PRINT MAILING LIST SERVICES, INC.

           Statement of Income and Retained Earnings

                  Year Ended December 31, 1995



                                                   % of Net
                                     Amount         Revenue



Net Revenue (Note 9)              $9,047,678       100.00%


Expenses (Income)
     Cost of sales                5,817,131        64.29
     Operating expenses           1,376,268        15.21
     Interest income                (54,693)        (.60)

     Total Expenses, Net          7,138,706        78.90


Income before Income Taxes        1,908,972        21.10


Income Taxes (Note 5)                23,790          .26


Net Income                        1,885,182        20.84%


Retained Earnings,
  Beginning of Year               1,593,300


Less Dividends Declared            (849,565)


Retained Earnings,
  End of Year (Exhibit A)         $2,628,917


The accompanying notes are an integral part on the financial statements.

                                                      Exhibit C

             PAW PRINT MAILING LIST SERVICES, INC.

                    Statement of Cash Flows

                  Year Ended December 31, 1995



Cash Flows from Operating Activities
  Net income                                      $1,885,182
  Adjustments to reconcile net income
   to net cash provided by operating
   activities
     Depreciation and amortization                   120,324
     Increase in
       Receivables                                  (232,358)
       Prepaid expenses and deposits                 (20,744)
     Increase in
       Accounts payable                               13,556
       Customer deposits and postage advances        (20,617)
       Accrued expenses                               54,050

          Total Adjustments                          (85,789)


     Net Cash Provided by Operating Activities      1,799,393

Net Cash Used in Investing Activities-
  Capital expenditures                               (297,008)


Net Cash Used in Financing Activities-
  Payment of dividends                               (849,565)


Net Increase in Cash and Cash Equivalents             652,820

Cash and Cash Equivalents, Beginning of Year          673,262

Cash and Cash Equivalents, End of Year             $1,326,082



The accompanying notes are an integral part of the financial statements.

             PAW PRINT MAILING LIST SERVICES, INC.

                 Notes to Financial Statements

                  Year Ended December 31, 1995


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the company considers all time deposits purchased with a maturity of three months or less and investments in a repurchase agreement to be cash equivalents. The investments are valued at cost, plus accrued interest, which approximates fair market value.

Property and Equipment

The company's policy is to depreciate or amortize property and equipment over the estimated useful lives of the assets as indicated in the following tabulation by use of the straight-line and accelerated methods used for tax purposes. Leasehold improvements are amortized over the terms of the lease or their useful lives, if shorter.

                              Years          Method

Machinery and equipment            5 - 7     Declining balance
Leasehold improvements             3         Straight-line

Employee Benefit Plan

The company sponsors a profit-sharing plan for all employees who are eligible based upon age and length of service. The plan provides for contributions in such amounts as the board of directors may determine. The company funds profit-sharing costs accrued.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

The carrying values of the company's financial instruments approximate their fair values.

             PAW PRINT MAILING LIST SERVICES, INC.

                 Notes to Financial Statements

                  Year Ended December 31, 1995


NOTE 2-INDUSTRY OPERATIONS

The company is primarily engaged in the business of providing direct marketing services to companies. Services provided include mailing services, data processing, fulfillment, data base management, printing/addressing and cartage. The company grants credit to its customers, who are located primarily in the Chicagoland area, under normal trade terms without security.

NOTE 3-CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following:

          Checks issued in excess of
            funds on deposit            $  (43,943)
          Time deposits                    221,561
          Repurchase agreement           1,148,464

                                        $1,326,082

A repurchase agreement is a money market instrument in which the company purchases securities, currently U.S. Treasury bills, from its bank, who agrees to buy back the securities at an agreed-upon date, generally the following business day.

The company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The company has not experienced any losses in such accounts. The company believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE 4-PROPERTY AND EQUIPMENT

          Machinery and equipment            $  691,171
          Leasehold improvements                 34,299

                                                725,470

          Accumulated depreciation
            and amortization                   (333,894)

                                             $  391,576

             PAW PRINT MAILING LIST SERVICES, INC.

                 Notes to Financial Statements

                  Year Ended December 31, 1995



NOTE 5-INCOME TAXES

The company has elected to be taxed as an S corporation under provisions of the Internal Revenue Code. Accordingly, the accompanying financial statements do not reflect income taxes, except for state replacement tax.

NOTE 6-EMPLOYEE BENEFIT PLAN

The company made a discretionary profit-sharing contribution of $20,298 for the year ended December 31, 1995.

NOTE 7-OPERATING LEASES

The company has entered into leases for its office and production facilities and company vehicles. Total rental expense for all operating leases, except those with terms of one month or less that were not renewed, was $111,045 for 1995.

The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year, as of December 31, 1995:


          Year Ending December 31:
                         1996           $ 152,604
                         1997             150,657
                         1998              58,523

                                        $ 361,784

NOTE 8-RELATED PARTY

The company is related to another entity through common ownership and management. During 1995, the related party provided management services to the company, net of salary reimbursements, of approximately $50,000.

             PAW PRINT MAILING LIST SERVICES, INC.

                 Notes to Financial Statements

                  Year Ended December 31, 1995


NOTE 9-TRANSACTIONS WITH MAJOR CUSTOMER


For the year ended December 31, 1995, sales to a major customer amounted to more than 10% of net revenue. The gross amount of the revenue was approximately $1,784,000, which includes billings of $854,000 for postage costs, for 1995. The receivable balance for the major customer was $38,203 as of December 31, 1995.